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                                  Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

Arizona Public Service Company
         AXIOM Power Solutions, Inc.
         Bixco, Inc.
         PWENewco, Inc.
APSES Holdings, Inc.
         APS Energy L.P.
APS Energy Services Company, Inc.
         Northwind Phoenix LLC
                  Tucson District Energy LLC
SunCor Development Company
         SunCor Golf, Inc.
                  Westworld Golf Course LLC
         Golden Heritage Homes, Inc.
                  Golden Heritage Construction, Inc.
                  Heritage Financial Services, LLC
         SCM, Inc.
         SunCor Realty & Management Company
         Palm Valley Golf Club, Inc.
         Rancho Viejo de Santa Fe, Inc.
                  Ranchland Utility Company
                  Rancho Viejo Village Center, LLC
         SunCor Idaho, LLC
         Golf de Mexico, S.A. de C.V.
         Type Two, Inc.
         Stone Ridge- Prescott Valley LLC
                  Stone Ridge Golf Course LLC
         Hayden Ferry Lakeside LLC
                  Lakeside Residential Communities, L.L.C.
                           Edgewater at Hayden Ferry Lakeside, L.L.C.
                           BV at Hayden Ferry Lakeside, L.L.C.
         Club West Golf Course LLC
         Scottsdale Mountain LLP
         SunRidge Canyon LLC
         Sedona Golf Resort LLC
         Kabuto/SunCor Joint Venture
         Centrepoint Associates LLC
         Hidden Hills of Scottsdale LLC
         Talavi Associates LLC
         Coral Canyon Town Center LLC
         Coral Canyon HD, L.L.C.


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El Dorado Investment Company
         Underground Imaging Technologies, LLC
         NAC Holding Inc.
                  NAC International Inc.
         Phoenix Suns Limited Partnership
         AZ PB Partnership
         El Dorado Ventures III
         Phoenix Downtown Theater LLC
         Nxt Phase
Pinnacle West Energy Corporation
         GenWest, LLC
         APACS Holdings LLC